Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE RELEASE

DGSE Companies Announces Appointment of New Chief Executive Officer

Dallas - December 15, 2016 - Dallas – December 15, 2016 - DGSE Companies, Inc. (NYSE MKT: DGSE) (“DGSE” or “the Company”), a leading wholesaler and retailer of jewelry, diamonds, fine watches, and precious metal bullion and rare coin products, today announced that John Loftus has been appointed to the positions of Chairman of the Board, President and Chief Executive Officer of DGSE Companies, Inc., effective December 12, 2016. Mr. Loftus will replace Matthew M. Peakes, who has resigned from the Board and will transition into the role of Executive Vice President and Director of Acquisitions.

John was selected because of his experience with mergers, acquisitions, and the precious metals industry. John served as Elemetal, LLC’s Chief Executive Officer from 2012 to 2015 and was responsible its overall operations. He played a key role in the continued development of strategic products to respond to an increasingly demanding marketplace.

Prior to Elemetal, LLC, John founded NTR Metals, LLC, a precious metals refiner for jewelers, pawnbrokers, and metal industries customers worldwide. Previous to his work at NTR Metals, John was a commodities floor trader. He holds a Masters of Business Administration from Southern Methodist University’s Cox School of Business.

“I believe DGSE’s retail stores can regain profitability and competitiveness, but to get there we will need to transform our operational strategies from within, build on our core strengths, and streamline operations. We have identified specific fronts, including organizational and leadership changes, that we believe will be the source of a winning strategy for our business going forward. Our retail stores offer tremendous value to those seeking to sell jewelry, including years of expertise in jewelry repair, marketing, a secure sales environment, and the ability to provide timely liquidity,” stated Loftus.

“DGSE will also focus on strategic or transformative acquisitions of smaller competitors, subsidiaries, or other, complementary businesses. The targets may include retail or wholesale entities, likely focusing on precious-metal related businesses in the near term,” added Loftus.

“On behalf of the Board of Directors, I’d like to welcome John to DGSE. This past year has been about getting back to the basics, stabilizing the company, elevating the customer experience and improving our retail presence. Getting our retail footprint where we want it and having closed the transaction with Elemetal and NTR Metals, we have an optimistic outlook for the future of DGSE. John’s leadership and a strengthened balance sheet allow us to embark on a dynamic campaign of acquisition and growth,” stated Mr. Peakes.

About DGSE Companies

DGSE Companies, Inc. wholesales and retails jewelry, diamonds, fine watches, and precious metal bullion and rare coin products through its Charleston Gold & Diamond Exchange and Dallas Gold & Silver Exchange operations. DGSE also owns Fairchild International, Inc., one of the largest vintage watch wholesalers in the country. In addition to its retail facilities in South Carolina and Texas, the Company operates websites which can be accessed at www.dgse.com, and www.cgdeinc.com. Real-time price quotations and real-time order execution in precious metals are provided on another DGSE website at www.USBullionExchange.com. Wholesale customers can access the full vintage watch inventory through the restricted site at www.FairchildWatches.com. The Company is headquartered in Dallas, Texas and its common stock trades on the NYSE MKT exchange under the symbol "DGSE."

This press release includes statements which may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

PRESS RELEASE FOR IMMEDIATE RELEASE

Contact:

DGSE Companies, Inc.

John R Loftus

972-587-4049

investorrelations@dgse.com

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